CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-275600 on Form S-8 of our report dated March 28, 2024, relating to the financial statements of Shimmick Corporation in this Annual Report on Form 10-K for the fiscal year ended December 29, 2023.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

March 28, 2024